Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-203994) of our report dated March 27, 2015, relating to the consolidated financial statements of Aspirity Holdings LLC (f/k/a Twin Cities Power Holdings, LLC) and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

September 15, 2015